Exhibit 99.1

Occidental Petroleum Provides Hurricane Harvey Business Impact Update

HOUSTON — October 3, 2017 — Occidental Petroleum Corporation (NYSE:OXY) announced third quarter 2017 business impacts of Hurricane Harvey as operations have returned to pre-storm levels. Overall, the storm caused minimal disruptions to operations and Occidental expects this one-time financial and production impact to be limited to the third quarter.

The company experienced Hurricane Harvey business impacts within the Chemicals, Midstream and Permian Resources segments. Some Chemicals and Midstream operations suspended operations along the Gulf Coast, while Permian Resources encountered third-party disruptions, impacting production due to gas processing and NGL delivery.

“We are very proud of our team’s efforts to safely enact our business continuity plans across impacted assets and manage our business during and after the storm,” said President and CEO Vicki Hollub. “We remain on track and continue along our pathway to break even at $50 after dividend and production growth and our long-term, returns-focused value proposition.”

For the third quarter, the impacts of Hurricane Harvey are anticipated to be:

•	Chemicals segment pre-tax income reduction of approximately $60 million

•	Midstream segment pre-tax income reduction of approximately $10 million

•	Permian Resources daily production reduced by approximately 1,000 barrels of oil equivalent (BOE) per day

•	Permian EOR was minimally impacted due to this asset area’s infrastructure position

To prepare for Hurricane Harvey, our Chemicals business safely shut down its facilities at Ingleside and Houston well ahead of any storm impact. At Ingleside, the ethylene cracker resumed operation on September 11, while production at the vinyl chloride monomer (VCM) and chlor-alkali facilities resumed on September 15 and September 16, respectively.

At the Houston complex, the Pasadena and Deer Park polyvinyl chloride (PVC) plants restarted August 31. The Battleground chlor-alkali facility resumed production September 2, and the LaPorte VCM plant resumed production on September 6. Deer Park VCM resumed production on September 18, due to a lack of utilities from a third-party supplier.

In our Midstream segment, the Oxy Ingleside Energy Center oil export terminal suspended operations August 25, when the Port of Corpus Christi closed ahead of the storm. The facility reopened August 30, and on September 2 shipped the first cargo of crude oil from the Western Gulf Coast after port operations commenced.

About Occidental Petroleum

Occidental Petroleum Corporation is an international oil and gas exploration and production company with operations in the United States, Middle East and Latin America. Headquartered in Houston, Occidental is one of the largest U.S. oil and gas companies, based on equity market capitalization. Occidental’s midstream and marketing segment gathers, processes, transports, stores, purchases and markets hydrocarbons and other commodities. The company’s wholly owned subsidiary OxyChem manufactures and markets basic chemicals and vinyls. Occidental posts or provides links to important information on its website at www.oxy.com.

Forward-Looking Statements

Portions of this press release contain forward-looking statements and involve risks and uncertainties that could materially affect expected results of operations, liquidity, cash flows and business prospects. Actual results may differ from anticipated results, sometimes materially, and reported results should not be considered an indication of future performance. Factors that could cause results to differ include, but are not limited to: global commodity pricing fluctuations; supply and demand considerations for Occidental’s products; higher-than-expected costs; the regulatory approval environment; not successfully completing, or any material delay of, field developments, expansion projects, capital expenditures, efficiency projects, acquisitions or dispositions; uncertainties about the estimated quantities of oil and natural gas reserves; lower-than-expected production from development projects or acquisitions; exploration risks; general economic slowdowns domestically or internationally; political conditions and events; liability under environmental regulations including remedial actions; litigation; disruption or interruption of production or manufacturing or facility damage due to accidents, chemical releases, labor unrest, weather, natural disasters, cyber-attacks or insurgent activity; failure of risk management; changes in law or regulations; reorganization or restructuring of Occidental’s operations; or changes in tax rates. Words such as “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “aim,” “goal,” “target,” “objective,” “likely” or similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. Unless legally required, Occidental does not undertake any obligation to update any forward-looking statements, as a result of new information, future events or otherwise. Material risks that may affect Occidental’s results of operations and financial position appear in Part I, Item 1A “Risk Factors” of the 2016 Form 10-K.

-0-

Contacts:

Media:

Melissa E. Schoeb

713-366-5615

melissa_schoeb@oxy.com

or

Investors:

Richard A. Jackson

713-215-7235

richard_jackson@oxy.com

On the web: www.oxy.com